Exhibit 5.1

[Wilson Sonsini Goodrich & Rosati Letterhead]

November 21, 2016

Tesla Motors, Inc.

3500 Deer Creek Road,

Palo Alto, California 94304

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Tesla Motors, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) on May 18, 2016 of a registration statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), that is automatically effective under the Act pursuant to Rule 462(e) promulgated thereunder. The Registration Statement relates to, among other things, the proposed issuance and sale, from time to time, by the Company of debt securities (the “Debt Securities”) and shares of the Company’s common stock (the “Common Stock”), $0.001 par value per share, each with an indeterminate amount as may at various times be issued at indeterminate prices, in reliance on Rule 456(b) and Rule 457(r) under the Act. The Debt Securities and the Common Stock are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein, and the supplements to the prospectus.

Pursuant to the Registration Statement, the Company is registering up to 2,009,288 shares (the “Shares”) of the Company’s Common Stock issuable upon conversion of (i) the 2.75% Convertible Senior Notes due 2018 (the “2018 Notes”) issued pursuant to the Indenture, dated as of October 21, 2013, between SolarCity Corporation(“SolarCity”) and Wells Fargo Bank, National Association (the “Trustee”), as amended pursuant to the First Supplemental Indenture, dated as of the date hereof (as so amended, the “2018 Indenture”); (ii) the 1.625% Convertible Senior Notes due 2019 (the “2019 Notes”) issued pursuant to the Indenture, dated as of September 30, 2014, between SolarCity and the Trustee, as amended pursuant to the First Supplemental Indenture, dated as of the date hereof (as so amended, the “2019 Indenture”); and (iii) the Zero Coupon Convertible Senior Notes due 2020 (together with the 2018 and 2019 Notes, the “Notes”) issued pursuant to the Indenture, dated as of December 7, 2015, between SolarCity and the Trustee, as amended pursuant to the First Supplemental Indenture, dated as of the date hereof (as so amended and, together with the 2018 Indenture and the 2019 Indenture, the “Indentures”).

We have examined the Registration Statement, together with the exhibits thereto and the documents incorporated by reference therein; the prospectus, dated May 18, 2016, together with the documents incorporated by reference therein, filed with the Registration Statement (the “Prospectus”); and the prospectus supplement, dated November 21, 2016, in the form to be filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the Shares (together with the Prospectus, the “Prospectus Supplement”); the Indentures and the Notes. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that each of SolarCity and the Trustee has the power, corporate or otherwise, to perform its obligations under each applicable Indenture and that each applicable Indenture is a valid and binding obligation of SolarCity and the Trustee; and (v) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

We express no opinion herein as to the laws of any state or jurisdiction, other than the Federal laws of the United States of America and the General Corporation Law of the State of Delaware (the “DGCL”), as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction.

We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and the limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when the applicable conversion right has been duly exercised in accordance with the terms of the applicable Notes and the applicable Indenture, and the Shares have been issued and delivered upon such conversion in accordance with the terms of the applicable Notes and the applicable Indenture, the Shares will be validly issued, fully paid and nonassessable.

* * *

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation